AMERICAN BEACON FUNDS

AMERICAN BEACON MILEAGE FUNDS

AMERICAN BEACON SELECT FUNDS

AMERICAN BEACON MASTER TRUST

AMENDMENT TO

MANAGEMENT AGREEMENT

The attached amended and restated Schedule A is hereby incorporated into the Management Agreement dated February 13, 2009, as amended ( “Agreement”), by and between the American Beacon Funds, the American Beacon Mileage Funds, the American Beacon Select Funds and the American Beacon Master Trust, each a Massachusetts business trust (each, a “Trust”), on behalf of each Fund of a Trust listed on Schedule A hereto, as may be amended from time to time (each, a “Fund”), and American Beacon Advisors, Inc., a Delaware corporation (“Manager”).

Dated: February 3, 2012

AMERICAN BEACON FUNDS AMERICAN BEACON MILEAGE FUNDS AMERICAN BEACON SELECT FUNDS AMERICAN BEACON MASTER TRUST

By:	/s/ Rosemary K. Behan
Rosemary K. Behan
Vice President and Secretary

AMERICAN BEACON ADVISORS, INC.

By:	/s/ Gene L. Needles, Jr.
Gene L. Needles, Jr.
President & CEO

AMERICAN BEACON FUNDS

AMERICAN BEACON MILEAGE FUNDS

AMERICAN BEACON SELECT FUNDS

AMERICAN BEACON MASTER TRUST

AMENDED AND RESTATED

SCHEDULE A

MANAGEMENT AGREEMENT

I.	Management Fees

A.	American Beacon Funds

As compensation pursuant to Paragraph 7 of the Management Agreement for services rendered pursuant to such Agreement (other than the securities lending services set forth in Paragraph 2(b) of the Agreement, the American Beacon Funds shall pay to the Manager a fee, computed daily and paid monthly, at the following annual rates as a percentage of each Fund’s average daily net assets plus (with respect to those Funds listed in subsection (1) immediately below) all fees payable by the Manager with respect to such Funds pursuant to agreements entered into with Subadvisers pursuant to Paragraph 2(f) of the Management Agreement:

(1)	Balanced Fund	0.05%
	Emerging Markets Fund	0.05%
	Retirement Income and Appreciation Fund	0.05%
	High Yield Bond Fund	0.05%
	International Equity Fund	0.05%
	International Equity Index Fund	0.05%
	Large Cap Growth Fund	0.05%
	Large Cap Value Fund	0.05%
	Mid-Cap Value Fund	0.05%
	S&P 500 Index Fund	0.05%
	Small Cap Index Fund	0.05%
	Small Cap Value Fund	0.05%
	Small Cap Value II Fund	0.05%
	Treasury Inflation Protected Securities Fund	0.05%
	Flexible Bond Fund	0.05%
	Zebra Small Cap Equity Fund	0.05%
	Zebra Large Cap Equity Fund	0.05%
	SiM High Yield Opportunities Fund	0.05%
	Bridgeway Large Cap Value Fund	0.05%
	Stephens Mid-Cap Growth Fund	0.05%
	Stephens Small Cap Growth Fund	0.05%
	Holland Large Cap Growth Fund	0.05%

(2)	Intermediate Bond Fund	0.20%
	Short-Term Bond Fund	0.20%

To the extent and for such periods of time that a Fund invests all of its investable assets (i.e., securities and cash) in another registered investment company pursuant to a master-feeder arrangement, then such Fund will not pay the Manager a fee pursuant to the schedule set forth immediately above.

B.	American Beacon Mileage Funds

As compensation pursuant to Paragraph 7 of the Management Agreement for services rendered pursuant to that Agreement (other than the securities lending services set forth in Paragraph 2(b) of that Agreement), the American Beacon Mileage Funds shall pay to the Manager, computed daily and paid monthly, at the following annual rates as percentages of each Fund’s average daily net assets:

Money Market Mileage Fund	0.09%

To the extent and for such periods of time that a Fund invests all of its investable assets (i.e., securities and cash) in another registered investment company pursuant to a master-feeder arrangement, then such Fund shall not pay the Manager a fee pursuant to the schedule set forth immediately above.

C.	American Beacon Select Funds

As compensation pursuant to Paragraph 7 of the Management Agreement for services rendered pursuant to that Agreement (other than the securities lending services set forth in Paragraph 2(b) of that Agreement), the American Beacon Select Funds shall pay to the Manager a fee, computed daily and paid monthly, at the following annual rates as a percentage of each Fund’s average daily net assets:

Money Market Select Fund	0.09%
U.S. Government Money Market Select Fund	0.09%

To the extent and for such periods that a Fund invests all of its investable assets (i.e., securities and cash) in another registered investment company pursuant to a master-feeder arrangement, then such Fund shall not pay the Manager a fee pursuant to the schedule set forth immediately above.

D.	American Beacon Master Trust

As compensation pursuant to Paragraph 7 of the Management Agreement for services rendered pursuant to that Agreement (other then the securities lending services set forth in Paragraph 2(b) of that Agreement), the American Beacon Master Trust shall pay to the Manager a fee, computed daily and paid monthly, at the following annual rates as a percentage of each Fund’s average daily net assets:

Money Market Portfolio	0.09%

II.	Advisory Fees

As compensation pursuant to Paragraph 7 of the Management Agreement for direct portfolio management of a portion of a Fund’s assets (which is in addition to the direct portfolio management services of a Fund’s short-term cash assets) rendered pursuant to such Agreement (other than the management services set forth in Paragraph 7 and the securities lending services set forth in Paragraph 2(b) of that Agreement), the American Beacon Funds shall pay to the Manager an advisory fee, computed daily and paid monthly, at the following annual rates as a percentage of the portion of the Fund’s average daily net assets managed by the Manager:

Balanced Fund	0.15%
Retirement Income and Appreciation Fund	0.15%

III.	Securities Lending Fees

As compensation for services provided by the Manager in connection with securities lending activities of each Fund of a Trust, a lending Fund shall pay to the Manager, with respect to cash collateral posted by borrowers, a fee of up to 25% of the net monthly interest income (the gross interest income earned by the investment of cash collateral, less the amount paid to borrowers as well as related expenses) from such activities and, with respect to loan fees paid by borrowers when a borrower posts collateral other than cash, a fee up to 25% of such loan fees.

Dated: February 3, 2012

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